UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 24, 2004

Date of Report (Date of earliest event reported):

Commission File Number: 333-102930

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SILVER STAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada                                                                                                      98-0385312

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

11300 West Olympic Blvd., Suite 800, Los Angeles, California 90064

(Address of principal executive offices)

(310) 477-2211

(Issuer's telephone number, including area code)

Item 1.01 Entry into a Material Definitive Agreement.

On November 24, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P.

Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 100% of the lowest volume weighted average price of the common stock as quoted on Bloomberg LP during the five consecutive trading days immediately following the notice date.

We have agreed to pay Cornell Capital Partners, L.P. 5% of the proceeds that we receive under the Standby Equity Distribution Agreement. In addition, upon execution of the Standby Equity Distribution Agreement, we paid Cornell Capital Partners a commitment fee in the amount of $350,000, which was paid by the issuance of shares of common stock in the principal amount of $350,000.

We also received proceeds from a $750,000 convertible debenture, funded at the initial closing, with a second tranche of $750,000 payable on filing of a registration statement.  Cornell earns a fee of 10% on each tranche.  The convertible debenture has a term of three years, accrues interest at 5% and is convertible into our common stock at a price per share of 100% of the lowest closing bid price for the three trading days immediately preceding the conversion date. Cornell Capital Partners may not convert the debenture for a number of shares of common stock in excess of that number of shares of common stock which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of our common stock following such conversion.

We engaged Monitor Capital, Inc., a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, we agreed to issue Monitor Capital, Inc. shares of our common stock in an amount equal to $10,000 divided by the volume weighted average price of our common stock, as quoted on Bloomberg LP, on November 24, 2004.

We have agreed to prepare and file a registration statement under the Securities Act of 1933, as amended, that includes the shares of common stock issuable pursuant to the Standby Equity Distribution Agreement, the shares of common stock issuable pursuant to the $350,000 of compensation shares, the shares of common stock issuable to Monitor Capital, Inc. and the shares issuable pursuant to conversion rights contained in the debentures.  We cannot sell shares of common stock to Cornell Capital Partners, LP under the Standby Equity Distribution Agreement until such registration statement is declared effective by the Securities and Exchange Commission.

Item 2.03 Creation of a Direct Financial Obligation.

                See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

                See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

        (a)    Financial statements of business acquired.

                                Not applicable.

        (b)    Pro forma financial information.

                        Not applicable.

        (c)    Exhibits.

Exhibit Number	Description
4.1	Standby Equity Distribution Agreement, dated November 24, 2004, between Cornell Capital Partners, LP and Sonoran Energy, Inc.
4.2	Registration Rights Agreement, dated November 24, 2004, by and between Sonoran Energy, Inc. and Cornell Capital Partners, LP, in connection with the Standby Equity Distribution Agreement.
4.3	Escrow Agreement, dated November 24, 2004, by and between Sonoran Energy, Inc., Cornell Capital Partners, LP and Butler Gonzalez LLP, in connection with the Standby Equity Distribution Agreement.
4.4	Placement Agent Agreement, dated November 24, 2004, by and among Sonoran Energy, Inc., Monitor Capital, Inc. and Cornell Capital Partners, L.P.
4.5	Securities Purchase Agreement, dated November 24, 2004, by and among Sonoran Energy, Inc. and Cornell Capital, LP
4.6	Form of 5% Secured Convertible Debenture
4.7	Security Agreement, dated November 24, 2004 between Sonoran Energy, Inc. and Cornell Capital Partners, LP, in connection with Security Purchase Agreement
4.8	Investor Registration Rights Agreement, dated November 24, 2004 by and between Sonoran Energy, Inc. and Cornell Capital Partners, LP, in connection with Security Purchase Agreement
4.9	Escrow Agreement, dated November 24, 2004, by and between Sonoran Energy, Inc., Cornell Capital Partners, LP and Butler Gonzalez LLP, in connection with the Security Purchase Agreement
4.10	Form of Warrant to Purchase common stock, in connection with Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER STAR ENERGY, INC.

/s/ Robert McIntosh

     Robert McIntosh,

     President

Date: December 8, 2004